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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ocera Therapeutics, Inc. for the registration of up to 4,729,064 shares of its common stock and to the incorporation by reference therein of our report dated May 6, 2013, with respect to the financial statements of Ocera Therapeutics, Inc. for the year ended December 31, 2012, included in its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
December 4, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm